THIRD AMENDMENT
                       TO LEASE AGREEMENT                      EXHIBIT 10.66

     THIS THIRD AMENDMENT made and entered into as of the 20th day of August, 1997 by and between Toboll Properties Limited Partnership, whose address for purposes of this Agreement is 2001 Crestwood Road, Sioux Falls, South Dakota 57105 ("Lessor") and Sioux Falls Structures, Inc. (formerly Modular Structures of South Dakota, Inc.), whose address is Rural Route 4, Box 40, Sioux Falls, South Dakota 57107 ("Lessee");

     WITNESSETH:

     1.   Background.

          1.1 Toboll Corporation (formerly Sioux Falls Structures, Inc.) and Lessee have entered into a Lease dated April 15, 1985 (the "Lease") covering the following described real property and improvements thereon, located in Minnehaha County, South Dakota, to-wit (the "Leased Premises"):

     Lots 8 and 10, except the North 916.5 feet of the East 27 feet of Lot 10, of Northwestern Industrial Park in the West Half of the North Half of the Northwest Quarter (W1/2N1/2NW1/4) of Section 18, Township 102 North, Range 49 West, according to the recorded plat thereof.

          1.2 Toboll Properties, a South Dakota general partnership, was the successor to Toboll Corporation and Lessor is the successor of Toboll Properties.

          1.3 The Lease has been amended by an agreement dated February 3, 1988 (the "First Amendment"), and by a second agreement dated December 31, 1989 (the "Second Amendment").

          1.4 Under the Second Amendment, the term of the Lease was extended to April 15, 1994 and Lessee was granted the option to further extend the Lease for three successive periods of two years each on terms and conditions described in the Second Amendment. Lessee has thus far exercised two of those options.

          1.5 Lessor and Lessee now deem it in their mutual best interests to amend the Lease a third time by this Agreement (the "Third Amendment").

     2.   Grant of Additional Option.   Lessor hereby grants to Lessee the
option to extend the term of the Lease for a three-year term in addition to all other options previously granted by the First Amendment or Second Amendment, commencing on the day following expiration of the last extension period granted under the Second Amendment.

     3. Method of Exercise. The extension option granted by this Third Amendment must be exercised by written notice from the Lessee to Lessor at least 90 days prior to the expiration of the then extended term explicitly stating that Lessee exercises its right to extend the term of this Lease under the Third Amendment.

     4.   Effect of Exercise.

          4.1 Lessee's attempted exercise of the extension option granted by this Third Amendment shall not be effective to extend the term of this Lease unless:

               (a) Lessee is not in default of the Lease or the terms of the First Amendment, Second Amendment or this Third Amendment at the time of the exercise; and

               (b) No further event of default occurs after the notice of exercise; and

               (c) Lessee's notice of exercise complies with the requirements of P 3; and

               (d) Lessee shall have exercised all extension options granted under the Second Amendment.

          4.2 Except as described in P4.1, on Lessee's notice of exercise, this Lease, subject to the terms of this Third Amendment, shall be deemed to be extended and the term thereof extended for a period of three years from the date of the expiration of the last extended term during which such notice is given, without execution of any further lease, document or instrument.

     5.   Terms Applicable to Extension Period.

          5.1 The annual rent applicable to each year of the Lease term extension provided in this Agreement shall be $68,000.00 per year, payable in equal consecutive monthly installments of $5,666.67 payable as and at the times described in the Lease.

          5.2 Lessee shall have no option to extend the Lease beyond the expiration of the extension term covered by this Third Amendment.

          5.3 The terms and conditions described in the Lease shall be fully applicable during the extended term covered by this Third Amendment.

     6.   Rent Adjustment Applicable to Second Amendment.   Unless Lessee
improves the Leased Premises by constructing a warehouse and accomplishing office remodeling at a total minimum cost of $30,000.00 according to plans and specifications approved by Lessor, the base rental applicable to the last extension term granted under the Second Amendment shall increase to $68,048.00 per year. Lessee's exercise of the remaining extension option granted by the Second Amendment shall constitute Lessee's agreement to be subject to the conditional rent adjustment as described in this paragraph.

     7.   Binding Effect.     Except as modified hereby, the Lease and the
Second Amendment shall remain in full force and effect according to their original terms. The parties acknowledge that the First Amendment was superseded in its entirety by the Second Amendment.

                                        TOBOLL PROPERTIES LIMITED
                                        PARTNERSHIP

Dated: 8/27, 1997                       By  \J F Toboll
                                        Its: General Partner


                                        SIOUX FALLS STRUCTURES, INC.

Dated: 8/20, 1997                       By  \Edward C. Craig
                                        Its: Pres